EXHIBIT 99.1

AxoGen, Inc. Reports 2018 Third Quarter Financial Results

Q3 Revenue of $22.7 million, representing 41% growth over prior year;

Management reiterates full year 2018 guidance and introduces 2019 guidance

ALACHUA, FL – October 29, 2018 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for damage or discontinuity to peripheral nerves, today reported financial results and business highlights for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Results and Recent Business Highlights

•	Revenue of $22.7 million, up 41% compared to $16.0 million in the third quarter of 2017
•	Gross margin of 84.7% compared to 84.4% in the third quarter of 2017
•	Net loss for the quarter was $4.1 million, or $0.11 per share, compared to net loss of $2.1 million, or $0.06 per share, in the third quarter of 2017
•	Adjusted net loss for the quarter was $1.9 million, or $0.05 per share, compared to adjusted net loss of $1.2 million, or $0.04 per share, in the third quarter of 2017
•	Adjusted EBITDA loss of $2.4 million compared to adjusted EBITDA loss of $433,000 in Q3 2017
•

As separately announced today, on September 26th  the U.S. Food and Drug Administration (FDA) granted the Regenerative Medicine Advanced Therapy (RMAT) designation to Avance® Nerve Graft.  The RMAT designation provides a streamlined approval pathway for regenerative medicine technologies that aim to treat, modify, reverse or cure a serious or life-threatening disease or condition, with preliminary clinical evidence indicating the potential to address unmet medical needs for such disease or condition.

“We are pleased to report another strong quarter of growth for AxoGen,” said Karen Zaderej, chairman, CEO, and president of AxoGen. “Our third quarter performance was driven by continued improvements in the productivity of our direct sales force and reflects growing surgeon acceptance of Avance® Nerve Graft,  a  biologically active nerve therapy with more than ten years of comprehensive clinical evidence. We continue to advance our differentiated platform for nerve repair with demonstrated clinical consistency and meaningful recovery outcomes.”

Additional Third Quarter and Recent Operational Highlights

•	Increased active accounts by 45 in the third quarter to 679, up 21% from 563 a year ago
•	Ended the quarter with 76 direct sales representatives, an increase of four representatives in the quarter and 23 representatives in the last 12 months, and 20 independent sales agencies
•	Conducted four national education programs in the third quarter and 14 programs year-to-date, including four Fellows programs
•	Increased the number of clinical presentations related to our surgical portfolio by three, for a total of 25 for the year

•	Added three peer reviewed clinical publications to our surgical portfolio for a total of 65
•

Entered into an agreement to lease 75,000 square feet of office space in a building to be completed in Q1 of 2020 in Tampa, FL; and, extended the office lease for the Company’s Alachua facility through at least Q2 of 2021

•	On October 26, the Company entered into a lease for approximately 15,000 square feet of space in Tampa, FL to be utilized as temporary office space until the permanent facility is completed
•

Ended the quarter with $126.4 million in cash, cash equivalents, and investments compared to $133.6 million at the end of Q2 2018. Cash burn in the quarter includes  $4.9 million related to completing the purchase of the AxoGen Processing Center in Dayton, OH

“We are seeing growing surgeon awareness of clinical data that we believe will continue to drive adoption in our core trauma market,” noted Zaderej. “In addition, we are pleased with the surgeon response to our OMF application, as well as our early market development efforts in breast reconstruction neurotization. We will continue to evolve our market development and application expansion strategy and look forward to providing more detail on these initiatives at our November 19 Analyst and Investor Day in New York.”

2018 Financial Guidance

Management reiterates 2018 revenue will grow at least 40% over 2017 revenue and gross margins will remain above 80%. Additionally, management continues to expect to have at least 80 direct sales representatives by year end.

Introducing 2019 Financial Guidance

Management expects full year 2019 revenue will grow at least 35% over 2018 revenue and gross margins will remain above 80%.

AxoGen Analyst & Investor Day

AxoGen will host its Third Annual Analyst and Investor Day in New York City on November 19, 2018.  AxoGen executives and surgeon thought leaders will discuss the company’s comprehensive platform for nerve repair and the emerging nerve repair market. Those interested in attending the event can RSVP at axogenevents@troutgroup.com.

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at (877) 407-0993 or use the direct dial-in number at (201) 689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or discontinuity to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal® Neurosensory & Motor Testing System and AxoTouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2018 and 2019 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense.  We also use the non-GAAP financial measures of Adjusted Net Loss and Adjusted Net Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and loss on extinguishment of debt from Net Loss and Net Loss Per Common Share - basic and diluted, respectively.  These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of AxoGen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods.  We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contacts:

AxoGen, Inc.

Kaila Krum, VP, Investor Relations and Corporate Development

kkrum@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$25,629,057	$36,506,624
Investments	100,740,344	-
Accounts receivable, net	13,990,477	11,064,720
Inventory	10,949,045	7,315,942
Prepaid expenses and other	1,477,419	853,381
Total current assets	152,786,342	55,740,667
Property and equipment, net	7,673,263	2,197,039
Intangible assets	1,198,131	936,992
Total assets	$161,657,736	$58,874,698

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving loan agreement	$-	$4,000,000
Accounts payable and accrued expenses	11,956,797	8,952,061
Current maturities of long term obligations	35,962	735,017
Contract liabilities, current	22,540	31,668
Total current liabilities	12,015,299	13,718,746
Long Term Obligations, net of current maturities and deferred financing fees	38,314	19,809,772
Other long-term liabilities	76,002	95,514
Contract liabilities	48,694	68,631
Total liabilities	12,178,309	33,692,663
Shareholders’ equity (deficit):
Common stock, $.01 par value; 100,000,000 shares authorized; 38,672,216 and 34,350,329 shares issued and outstanding	386,722	343,503
Additional paid-in capital	294,589,477	153,167,817
Accumulated deficit	(145,496,772)	(128,329,285)
Total shareholders’ equity	149,479,427	25,182,035
Total liabilities and shareholders' equity	$161,657,736	$58,874,698

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months ended September 30, 2018 and 2017

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Revenues	$22,660,139	$16,046,253	$60,504,496	$43,455,390
Cost of goods sold	3,464,010	2,504,278	9,282,605	6,697,127
Gross profit	19,196,129	13,541,975	51,221,891	36,758,263
Costs and expenses:
Sales and marketing	14,653,307	9,466,496	41,148,567	27,515,266
Research and development	3,306,856	1,795,292	7,966,535	4,727,551
General and administrative	6,070,547	3,778,612	16,751,038	10,659,756
Total costs and expenses	24,030,710	15,040,400	65,866,140	42,902,573
Loss from operations	(4,834,581)	(1,498,425)	(14,644,249)	(6,144,310)
Other income (expense):
Investment income	727,115	-	883,665	-
Interest expense	5,964	(577,941)	(1,123,861)	(1,639,874)
Interest expense – deferred financing costs	-	(46,110)	(81,329)	(136,711)
Loss on extinguishment of debt	-	-	(2,186,114)	-
Other expense	(126)	(1,603)	(15,598)	(25,388)
Total other income (expense)	732,953	(625,654)	(2,523,237)	(1,801,973)
Net loss	$(4,101,628)	$(2,124,079)	$(17,167,486)	$(7,946,283)
Weighted Average Common Shares outstanding – basic and diluted	38,504,810	33,286,211	36,582,261	33,146,546
Loss Per Common share – basic and diluted	$(0.11)	$(0.06)	$(0.47)	$(0.24)

Adjusted Net Loss - non GAAP	$(1,890,155)	$(1,205,053)	$(9,000,143)	$(5,454,291)
Adjusted Net Loss Per Common Share - basic and diluted	$(0.05)	$(0.04)	$(0.25)	$(0.16)

AXOGEN, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three and Nine Months ended September 30, 2018 and 2017

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net loss	$(4,101,628)	$(2,124,079)	$(17,167,486)	$(7,946,283)
Depreciation and amortization expense	199,730	128,963	574,684	346,839
Amortization expense of intangible assets	18,835	18,753	58,550	60,459
Income Taxes	-	-	12,656	23,974
Investment income	(727,115)	-	(883,665)	-
Interest expense	(5,964)	577,941	2,637,204	1,639,874
Interest expense - deferred financing costs	-	46,110	754,100	136,711
EBITDA - non GAAP	$(4,616,142)	$(1,352,312)	$(14,013,957)	$(5,738,426)

Non Cash Stock Compensation Expense	2,211,473	919,026	5,981,229	2,491,992
Adjusted EBITDA - non GAAP	$(2,404,669)	$(433,286)	$(8,032,728)	$(3,246,434)

Net loss	$(4,101,628)	$(2,124,079)	$(17,167,486)	$(7,946,283)
Loss on extinguishment of debt	-	-	2,186,114	-
Non cash stock compensation expense	2,211,473	919,026	5,981,229	2,491,992
Adjusted Net Loss - non GAAP	$(1,890,155)	$(1,205,053)	$(9,000,143)	$(5,454,291)
Weighted Average Common Shares outstanding – basic and diluted	38,504,810	33,286,211	36,582,261	33,146,546
Adjusted Net Loss Per Common Share - basic and diluted	$(0.05)	$(0.04)	$(0.25)	$(0.16)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months ended September 30, 2018 and 2017

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(17,167,486)	$(7,946,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	574,684	346,839
Amortization of intangible assets	58,550	60,459
Amortization of deferred financing costs	81,329	136,711
Loss on disposal of equipment	1,361	-
Loss on extinguishment of debt	2,186,114	-
Provision for bad debt	297,563	83,733
Provision for inventory write down	876,656	999,698
Changes in investment gains and losses	(375,101)	-
Share-based compensation	5,981,229	2,491,992
Change in assets and liabilities:
Accounts receivable	(3,223,320)	(2,232,090)
Inventory	(4,509,760)	(2,239,801)
Prepaid expenses and other	(624,038)	(60,108)
Accounts payable and accrued expenses	3,004,736	70,365
Contract and other liabilities	(48,577)	99,367
Net cash used in operating activities	(12,886,060)	(8,189,118)

Cash flows from investing activities:
Purchase of property and equipment	(6,052,269)	(616,432)
Purchase of investments	(103,865,243)	-
Sale of investments	3,500,000	-
Acquisition of intangible assets	(319,689)	(182,953)
Net cash used for investing activities	(106,737,201)	(799,385)

Cash flows from financing activities:
Proceeds from issuance of common stock	132,963,000	-
Cash paid for equity offering	(256,770)	-
Borrowing on revolving loan	26,253,043	41,553,210
Payments on revolving loan and prepayment penalties	(30,488,886)	(41,578,233)
Repayments of long-term debt and prepayment penalties	(22,502,114)	(15,589)
Debt issuance costs	-	(29,472)
Proceeds from exercise of stock options	2,777,421	1,085,279
Net cash provided by financing activities	108,745,694	1,015,195

Net increase (decrease) in cash and cash equivalents	(10,877,567)	(7,973,308)
Cash and cash equivalents, beginning of year	36,506,624	30,014,405
Cash and cash equivalents, end of period	$25,629,057	$22,041,097

Supplemental disclosures of cash flow activity:
Cash paid for interest	$1,321,920	$1,631,795